UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 27, 2009

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 27, 2009, Response Genetics Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Special Situations Funds (the “Purchasers”) for the private placement of 2,000,000 newly-issued shares of the Company’s common stock (the “Shares”) at a per share price of $1.00 (the “Private Placement”).  The closing of the sale of the Shares occurred on Monday, March 2, 2009.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated February 27, 2009, with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 90 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (“SEC”) to register the Shares for resale, which registration statement is required to become effective within 150 days following the closing.  If the Registration Statement is not filed or declared effective within the timeframes set forth above, then the Company will be obligated to pay liquidated damages to the Purchasers in an amount equal to 1.5% of the aggregate amount invested by the Purchasers for each 30−day period, or pro rata for any portion thereof, following the date by which the Registration Statement should have been filed or declared effective. In addition, liquidated damages will also accrue in the event that, subject to certain exceptions, the Company does not maintain the effectiveness of the registration statement until the earlier of the sale of all of the Shares or the Shares become eligible for sale under Rule 144 without regard to any volume limitations. The Company entered into similar registration rights agreements with Vice Chairman of the Board David M. Smith, current director Michael Serruya, Clara Serruya and Samuel Serruya (“Registering Stockholders”), providing for the registration of the shares of the Company’s common stock currently held by them (together with the Registration Rights Agreement, the “Registration Rights Agreements”), provided, however, that no liquidated damages shall accrue to the Registering Stockholders for failure to meet the filing and effectiveness timeframes specified therein.

The Purchase Agreement is attached hereto as Exhibit 10.1, and the Registration Rights Agreements are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and each agreement is incorporated herein by reference.  The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreements, respectively, attached hereto.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares is approximately $2 million.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1
Purchase Agreement, by and between Response Genetics Inc., Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Life Sciences Fund, L.P. dated February 27, 2009.

10.2	Registration Rights Agreement, by and between Response Genetics Inc. and the Investors identified therein, dated February 27, 2009.

10.3	Registration Rights Agreement, by and between Response Genetics Inc. and David M. Smith, dated March 2, 2009.

10.4	Registration Rights Agreement, by and between Response Genetics Inc. and Michael Serruya, Clara Serruya and Samuel Serruya, dated March 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: March 3, 2009	By:	/s/ Thomas Stankovich
	Name:	Thomas Stankovich
	Title:	Vice President and Chief Financial Officer